                                ARCADIA FINANCIAL LTD.
                               SUBORDINATED NOTE RATES

                               Effective June 10, 1997

                    RATES ARE SUBJECT TO CHANGE FROM TIME TO TIME.



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              $1,000 - $24,999     $25,000 - $49,999   $50,000 - $99,999     $100,000 Plus

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              RATE      YIELD     RATE      YIELD     RATE      YIELD     RATE      YIELD
----------------------------------------------------------------------------------------------
TERM
----------------------------------------------------------------------------------------------

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90 DAYS*      7.25      7.45      7.25      7.45      7.30      7.50      7.35      7.56
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180 DAYS*     7.75      7.90      7.75      7.90      7.80      7.95      7.85      8.00
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1 YEAR*       9.00      9.00      9.00      9.00      9.05      9.05      9.10      9.10
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2 YEARS       9.25      9.58      9.25      9.58      9.30      9.63      9.35      9.68
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3 YEARS       9.25      9.58      9.25      9.58      9.30      9.63      9.35      9.68
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4 YEARS       9.50      9.84      9.50      9.84      9.55      9.90      9.60      9.95
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5 YEARS       10.00     10.38     10.00     10.38     10.05     10.44     10.10     10.49
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10 YEARS      10.00     10.38     10.00     10.38     10.05     10.44     10.10     10.49
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


    * Earns Simple Interest.

    Effective Annual Yield on 2,3,4,5 and 10 year Notes is based on quarterly compounding and interest paid annually or at maturity.


    Annual Percentage Yield assumes all interest is reinvested at the same rate.

    Available to Residents of:
                   Colorado       Pennsylvania
                   Minnesota      Tennessee
                   New Mexico     Texas
                   Ohio           Wisconsin
                   Oregon



               Prospectus Supplement to Prospectus dated April 4, 1996 THE OFFER TO SELL SECURITIES IS MADE BY PROSPECTUS ONLY